UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 24, 2012

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

As announced by the Partnership on August 24, 2012, effective August 20, 2012 Mr. Bruce Clarke has joined the Partnership as Senior Vice President and Chief Financial Officer.  Prior to joining the Partnership, Mr. Clarke served as CFO of a privately held food manufacturer, and served as a Controller of Abraxis BioScience, Inc., a publicly traded biopharmaceutical company.  Mr. Clarke, 61, holds a Bachelors of Science degree in Accounting and Business Administration from the University of Kansas. Mr. Wayne Roumagoux, Chief Financial Officer, has announced his retirement from the Company.  Mr. Roumagoux has agreed to stay for a period of time to assist with the transition.

Item 9.01.  Exhibits

Exhibit 99.1  Press Release “ML Macadamia Orchards, L. P. Appoints New Executive Officer”

EXHIBIT INDEX

Exhibits

Exhibit 99.1  Press Release “ML Macadamia Orchards, L. P. Appoints New Executive Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date August 24, 2012
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer